Exhibit 99.1
WEBER INC. REPORTS FISCAL YEAR 2022 RESULTS
Delivered net sales of $1.6 billion in fiscal year 2022
Maintained global category leadership and best-in-class product suite
Executed on cash flow and cost management plan to deliver $110 million of future cash benefit
Significantly enhanced liquidity and capital structure with additional $350 million of unsecured borrowing capacity subsequent to quarter-end

PALATINE, Ill, December 14, 2022—Weber Inc. (“Weber” or “the Company”) (NYSE: WEBR) today announced its financial results for the fiscal fourth quarter and full-year 2022, ending September 30th.
Weber reports its financial performance in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and as adjusted on a non-GAAP basis. Please see “Non-GAAP Financial Measures,” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and reconciliations of the non-GAAP financial measures to the most comparable GAAP financial measures.
For the year, Weber generated net sales of $1,586 million, gross profit of $434 million, net loss of $330 million, and $1 million of adjusted EBITDA loss.
“Weber is delivering world-class, innovative outdoor cooking products around the world and remains the global category leader. We continue to operate with a consumer-first mindset, build on our brand strength and identify disciplined opportunities across our product categories and channels,” said Alan Matula, interim Chief Executive Officer of Weber. “Our fiscal fourth quarter and full-year performance demonstrates that we have maintained significant growth compared to pre-pandemic levels. We continue our focus on the key initiatives we set forth in the third fiscal quarter. We look forward to executing against our growth strategies in 2023, introducing exciting products and creating additional value for our customers and all stakeholders.”
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2022
•Fiscal year 2022 net sales decreased 20%, to $1,586 million, from $1,982 million in the prior year. The decrease was driven by slower retail traffic, both in-store and online in all key markets, due to macroeconomic factors including falling consumer confidence levels and inflation. Foreign exchange accounted for $65 million of the net sales reduction.
•Net sales decreased 26% in the Americas, to $820 million, from $1,102 million in the prior year; EMEA decreased 16%, to $613 million, from $726 million in the prior year; and APAC sales were $154 million, and essentially flat versus the prior year at $154 million.
◦Foreign currency negatively impacted net sales by $2 million, $56 million, and $7 million in the Americas, EMEA, and APAC respectively.
•Gross profit decreased 47% to $434 million, or 27.4% of net sales, compared to $825 million, or 41.6% of net sales, in the prior year.
•Net loss decreased to $330 million, or (20.8)% of net sales, compared to net income of $6 million, or 0.3% of net sales in the prior year. Adjusted net loss decreased 222%, to $195 million, or (12.3)% of net sales, compared to the adjusted net income of $161 million, or 8.1% of net sales in the prior year.
•Adjusted EBITDA decreased 100%, to a loss of $1 million, compared to $307 million, or 15.5% of net sales, in the prior year, driven by the pressures noted above, and partially offset by the initiated selling, general, and administrative expense reductions.
•Net cash used in operating activities was $363 million for the fiscal year ended September 30, 2022, as compared to net cash provided by operating activities of $54 million in the prior year, with the variance driven primarily due to lower operating results. Additionally, there were unfavorable impacts from accounts payable balances driven by lower purchases in the current year period and timing of payments.

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022
•Net sales decreased 52%, to $168 million, from $350 million in the prior year quarter.
•Net sales decreased 60% in the Americas, to $84 million, from $211 million in the prior year quarter; EMEA decreased 54%, to $49 million, from $108 million in the prior year quarter; and APAC increased 10%, to $35 million from $31 million in the prior year quarter.
•Net loss of $152 million, or (90.5)% of net sales, compared to a net loss of $86 million, or (24.6)% of net sales in the prior year quarter. Adjusted net loss was $96 million, or (57.1)% of net sales, compared to adjusted net loss of $35 million, or (10.1)% of net sales in the prior year quarter.
•Adjusted EBITDA loss of $63 million, or (37.4)% of net sales, compared to $14 million loss, or (4.0)% of net sales, in the prior year quarter.
CASH FLOW AND COST MANAGEMENT PLAN
Following a detailed review in August 2022, the Company initiated a plan to manage cash flows, preserve liquidity, expand gross margins, and reduce SG&A expenses. The Company has successfully executed the previously announced actions and expects a future cash benefit of $110 million, net of restructuring costs.
SUBSEQUENT TO QUARTER-END ACTIVITY
On December 12, 2022 Weber announced that it has entered into a definitive merger agreement pursuant to which investment funds managed by BDT Capital Partners LLC (“BDT”) will purchase all of the outstanding Class A Shares that they do not already own, for $8.05 per share of Class A common stock of Weber, which implies a total enterprise value of $3.7 billion for Weber. A special committee of the board of directors (the “Special Committee”), comprised solely of independent directors, advised by its own independent financial and legal advisors, unanimously recommended that the Weber board approve the transaction. Acting upon the recommendation of the Special Committee, Weber’s board approved the transaction. Upon completion of the transaction, Weber will become a privately held company majority owned by BDT investment funds. The transaction is expected to close in the first half of 2023, subject to customary closing conditions.
Additionally, on December 12, 2022, Weber announced that BDT investment funds have agreed to provide the Company with an additional unsecured loan facility in the aggregate principal amount of $350 million. The previous loan agreement, disclosed on November 8, 2022, for $61 million will remain outstanding.
FISCAL FOURTH QUARTER AND FULL YEAR 2022 INVESTOR CONFERENCE CALL DETAILS
A conference call to discuss these fiscal fourth quarter and full-year 2022 financial results is scheduled for today, December 14, 2022, at 7:30 a.m. Central Time. Investors and analysts are invited to dial 844-200-6205 (international callers, please dial 929-526-1599) approximately 10 minutes before the start of the call. Please reference Conference ID 339681 when prompted. A live webcast of the conference call and supporting materials will be available on the Weber investor relations website, https://investors.weber.com. In addition, a replay and transcript of the webcast will be posted to the same website once available.
ABOUT WEBER INC.
Weber Inc. headquartered in Palatine, Ill., is the world’s leading barbecue brand. The Company’s founder George Stephen, Sr., established the outdoor cooking category when he invented the original kettle charcoal grill 70 years ago. Weber offers a comprehensive, innovative product portfolio, including charcoal, gas, pellet and electric grills, smokers, and accessories designed to help outdoor cooking enthusiasts discover what’s possible. Weber offers its barbecue grills and accessories, services, and experiences to a passionate community of millions across 78 countries.
NON-GAAP FINANCIAL MEASURES
This press release contains certain financial measures not presented in accordance with GAAP, including Adjusted EBITDA and Adjusted Net (Loss) Income, which are used by management in making operating decisions, allocating financial resources, and internal planning and forecasting and for business strategy purposes. Adjusted EBITDA and Adjusted Net (Loss) Income are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. The use of non-GAAP financial information should not be considered as an alternative to, or more meaningful than, the comparable GAAP measures. In addition, because our non-GAAP measures are not determined in accordance with GAAP, it is susceptible to differing calculations, and not all comparable or peer companies may calculate their non-GAAP measures in the same manner.

Management believes that such measures are commonly reported by issuers and widely used by investors as indicators of a company’s operating performance. Please refer to the reconciliations of Adjusted EBITDA and Adjusted Net (Loss) Income to the most directly comparable financial measures prepared in accordance with GAAP below.
FORWARD-LOOKING STATEMENTS
This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Weber’s expectations or beliefs concerning future events. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including: uncertainty of the magnitude, duration, geographic reach, impact on the global economy and current and potential travel restrictions of the COVID-19 outbreak; the current, and uncertain future, impact of the COVID-19 outbreak on our business, growth, reputation, prospects, financial condition, operating results (including components of our financial results), and cash flows and liquidity; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected; the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; transportation costs; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including the impact of any product recalls; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.
INVESTOR RELATIONS CONTACT:
Brian Eichenlaub
investors@weber.com

MEDIA CONTACT:
Kristina Peterson-Lohman
media@weber.com

Weber Inc.
Consolidated Balance Sheets
(dollars in thousands, except share data)

	September 30, 2022	September 30, 2021
Assets
Current assets:
Cash and cash equivalents	$24,568	$107,517
Accounts receivable, less allowances (1)	54,667	138,683
Inventories, net	339,503	332,621
Prepaid expenses and other current assets	91,009	68,236
Total current assets	509,747	647,057
Property, equipment and leasehold improvements, net	211,256	162,829
Operating lease right-of-use assets (2)	71,879	66,962
Other long-term assets	72,732	61,454
Trademarks, net	354,435	357,821
Other intangible assets, net	123,783	144,257
Goodwill	104,142	110,612
Total assets	$1,447,974	$1,550,992
Liabilities and equity (deficit)
Current liabilities:
Trade accounts payable	$158,298	$330,669
Accrued expenses (3)	122,656	150,610
Income taxes payable	5,788	4,823
Current portion of long-term debt and other borrowings	186,910	12,500
Current portion of long-term financing obligation	675	592
Total current liabilities	474,327	499,194
Long-term debt, less current portion	1,213,235	984,818
Long-term financing obligation, less current portion	37,719	38,394
Non-current operating lease liabilities (4)	60,544	55,329
Tax Receivable Agreement liability	—	9,226
Other long-term liabilities	74,085	85,376
Total liabilities	1,859,910	1,672,337
Commitments and Contingencies
Class A Common Stock, $0.001 par value - 3,000,000,000 shares authorized, 53,102,598 and 52,533,388 shares issued and outstanding as of September 30, 2022 and September 30, 2021, respectively	53	53
Class B Common Stock, $0.00001 par value - 1,500,000,000 shares authorized, 234,506,636 and 233,572,370 shares issued and outstanding as of September 30, 2022 and September 30, 2021, respectively	2	2
Preferred Stock, $0.0001 par value - 1,500,000,000 shares authorized, zero shares issued and outstanding as of both September 30, 2022 and 2021	—	—
Additional paid-in capital	15,735	6,109
Accumulated other comprehensive loss	(4,762)	(9,280)
Retained earnings (deficit)	(87,851)	(7,646)
Total Weber Inc. equity (deficit)	(76,823)	(10,762)
Noncontrolling interests	(335,113)	(110,583)
Total equity (deficit)	(411,936)	(121,345)
Total liabilities and equity (deficit)	$1,447,974	$1,550,992
________________
(1)Includes related party royalty receivables of $50 and $119 at September 30, 2022 and 2021, respectively.
(2)Includes related party operating lease assets of $1,074 and $1,629 at September 30, 2022 and 2021, respectively.
(3)Includes related party operating lease liabilities of $365 and $431 at September 30, 2022 and 2021, respectively.
(4)Includes related party operating lease liabilities of $738 and $1,198 at September 30, 2022 and 2021, respectively.

Weber Inc.
Consolidated Statements of Operations
(dollars in thousands, except share data)

	Three Months Ended September 30,		Fiscal Years Ended September 30,
	2022	2021	2022	2021
Net sales (1)	$168,088	$350,230	$1,586,459	$1,982,406
Cost of goods sold (2)	160,192	244,631	1,152,388	1,157,189
Gross profit	7,896	105,599	434,071	825,217
Operating expenses:
Selling, general and administrative (3)(4)	97,116	183,086	584,631	738,830
Amortization of intangible assets	5,110	5,130	20,605	17,220
Restructuring costs	22,445	—	22,445	—
Gain on disposal of assets held for sale	—	—	—	(5,185)
(Loss) income from operations	(116,775)	(82,617)	(193,610)	74,352
Foreign currency loss (gain)	10,910	3,749	31,893	(23)
Interest expense, net (5)	23,810	16,099	75,623	65,879
Gain on Tax Receivable Agreement liability remeasurement	—	—	(9,226)	—
Loss from early extinguishment of debt	—	—	—	5,448
Other expense	—	—	502	—
(Loss) income before taxes	(151,495)	(102,465)	(292,402)	3,048
Income tax expense (benefit)	620	(16,394)	37,578	3,004
Gain from investments in unconsolidated affiliates	—	—	—	(5,505)
Net (loss) income	$(152,115)	$(86,071)	$(329,980)	$5,549
Net loss attributable to noncontrolling interests	(123,694)	(42,177)	(256,392)	(42,177)
Net (loss) income attributable to Weber Inc.	$(28,421)	$(43,894)	$(73,588)	$47,726
Earnings (loss) per share of Class A common stock (6)
Basic	$(0.53)	$(0.13)	$(1.37)	$(0.13)
Diluted	$(0.53)	$(0.13)	$(1.37)	$(0.13)
Weighted average shares outstanding
Basic	53,923,042	51,788,320	53,539,619	51,788,320
Diluted	289,981,048	51,788,320	53,539,619	51,788,320
________________
(1)Includes related party royalty revenue of $114 and $172 for the three months ended September 30, 2022 and 2021, respectively, and $493 and $247 for the fiscal years ended September 30, 2022 and 2021, respectively.
(2)Includes related party rental expense of zero and $71 for the three months ended September 30, 2022 and 2021, respectively, and zero and $676 for the fiscal years ended September 30, 2022 and 2021, respectively.
(3)Includes related party rental expense of $152 and $342 for the three months ended September 30, 2022 and 2021, respectively, and $665 and $538 for the fiscal years ended September 30, 2022 and 2021, respectively.
(4)Includes related party compensation expense of zero and zero for the three months ended September 30, 2022 and 2021, respectively, and $420 and zero for the fiscal years ended September 30, 2022 and 2021, respectively.
(5)Includes related party interest income of zero and $7 for the three months ended September 30, 2022 and 2021, respectively, and $3 and $47 for the fiscal years ended September 30, 2022 and 2021, respectively.
(6)Basic and diluted earnings (loss) per share in fiscal year 2021 represent only the period from August 5, 2021 to September 30, 2021.

Weber Inc.
Consolidated Statement of Cash Flows
(dollars in thousands)

	Fiscal Years Ended September 30,
	2022	2021
Operating activities
Net (loss) income	$(329,980)	$5,549
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Provision for depreciation	40,729	27,082
Provision for amortization of intangible assets	20,605	17,220
Provision for amortization of deferred financing costs	4,966	3,803
Deferred income tax expense (benefit)	20,447	(12,954)
Stock/unit-based compensation	45,399	131,176
Gain on Tax Receivable Agreement liability remeasurement	(9,226)	—
Gain from investments in unconsolidated affiliates	—	(5,505)
Gain on disposal of assets held for sale	—	(5,185)
Loss from early extinguishment of debt	—	5,448
Changes in operating assets and liabilities
Accounts receivable	51,204	(7,320)
Inventories	(44,125)	(99,506)
Prepaid expenses and other current assets	(13,668)	(25,227)
Trade accounts payable	(153,883)	12,996
Accrued expenses	(11,062)	(1,701)
Income taxes payable	2,052	(4,189)
Other	13,406	12,404
Net cash (used in) provided by operating activities	(363,136)	54,091
Investing activities
Proceeds from disposal of property, equipment and leasehold improvements	19	14,029
Additions to property, equipment and leasehold improvements	(100,928)	(63,534)
Payments for acquisitions	—	(128,514)
Net cash used in investing activities	(100,909)	(178,019)
Financing activities
Proceeds from issuance of long-term debt	250,000	1,250,000
Payments for deferred financing costs	(9,700)	(27,703)
Payments for capitalized offering costs	(2,109)	(7,043)
Interest rate swap settlement payments	(5,862)	(5,380)
Proceeds from contribution of capital, net	11,346	13,075
Proceeds from Initial Public Offering	—	237,500
Proceeds received from Greenshoe option	—	35,627
Repurchase of Class A shares and LLC units	—	(35,627)
Repurchase of members’ interests	—	(188,860)
Dividends paid	(6,401)	—
Members’ distributions	(34,548)	(315,508)
Borrowings from revolving credit facility	965,500	217,000
Payments on revolving credit facility	(798,500)	(217,000)
Proceeds from other borrowings	4,910	—
Payments of long-term debt	(13,750)	(845,725)
Shares withheld to satisfy employee tax obligations	(1,509)	—
Other financing activities	(902)	(853)
Net cash provided by financing activities	358,475	109,503
Effect of exchange rate changes on cash and cash equivalents	22,621	(1,850)
Decrease in cash and cash equivalents	(82,949)	(16,275)
Cash and cash equivalents at beginning of period	107,517	123,792
Cash and cash equivalents at end of period	$24,568	$107,517
Supplemental disclosures of cash flow information:
Cash paid for interest	$66,082	$56,456
Cash paid for income taxes, net of refunds of $316 and $4,336, respectively	$17,280	$20,517
Supplemental disclosures of non-cash investing and financing information:
Property and equipment included in accounts payable and accrued expenses	$26,407	$32,561
Capitalized offering costs included in accounts payable and accrued expenses	$—	$2,109
Settlement of existing relationship through business combination	$—	$9,776
Issuance of common units for business acquisition	$—	$14,582

Weber Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(dollars in thousands)
The following table reconciles (loss) income from operations to adjusted (loss) income from operations; net (loss) income to adjusted net (loss) income; net (loss) income to EBITDA; and EBITDA to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2022	2021	2022	2021
(Loss) income from operations	$(116,775)	$(82,617)	$(193,610)	$74,352
Adjustments:
Foreign currency (loss) gain (1)	(10,910)	(3,749)	(31,893)	23
Stock/unit-based compensation expense	(19,642)	36,983	45,399	131,176
Restructuring costs (2)	22,445	—	22,445	—
Business transformation costs (3)	14,093	10,566	40,334	20,062
Operational transformation costs (4)	31,308	7,281	53,997	18,134
Financing and IPO costs (5)	—	4,913	877	17,573
COVID-19 costs (6)	—	614	—	1,162
Gain on disposal of assets held for sale	—	—	—	(5,185)
Adjusted (loss) income from operations	$(79,481)	$(26,009)	$(62,451)	$257,297
Net (loss) income	$(152,115)	$(86,071)	$(329,980)	$5,549
Adjustments:
Stock/unit-based compensation expense	(19,642)	36,983	45,399	131,176
Restructuring costs (2)	22,445	—	22,445	—
Business transformation costs (3)	14,093	10,566	40,334	20,062
Operational transformation costs (4)	31,308	7,281	53,997	18,134
Financing and IPO costs (5)	—	4,913	877	17,573
COVID-19 costs (6)	—	614	—	1,162
Gain on Tax Receivable Agreement liability remeasurement	—	—	(9,226)	—
Loss from early extinguishment of debt	—	—	—	5,448
Gain on disposal of assets held for sale	—	—	—	(5,185)
Other expense	—	—	502	—
Tax impact of adjusting items (7)	8,002	(9,657)	(19,833)	(33,180)
Adjusted net (loss) income	$(95,909)	$(35,371)	$(195,485)	$160,739
Net (loss) income	$(152,115)	$(86,071)	$(329,980)	$5,549
Adjustments:
Interest expense, net	23,810	16,099	75,623	65,879
Income tax expense (benefit)	620	(16,394)	37,578	3,004
Depreciation and amortization	16,633	11,895	61,334	44,302
EBITDA	$(111,052)	$(74,471)	$(155,445)	$118,734
Stock/unit-based compensation expense	(19,642)	36,983	45,399	131,176
Restructuring costs (2)	22,445	—	22,445	—
Business transformation costs (3)	14,093	10,566	40,334	20,062
Operational transformation costs (4)	31,308	7,281	53,997	18,134
Financing and IPO costs (5)	—	4,913	877	17,573
COVID-19 costs (6)	—	614	—	1,162
Gain on Tax Receivable Agreement liability remeasurement	—	—	(9,226)	—
Loss from early extinguishment of debt	—	—	—	5,448
Gain on disposal of assets held for sale	—	—	—	(5,185)
Other expense	—	—	502	—
Adjusted EBITDA	$(62,848)	$(14,114)	$(1,117)	$307,104
___________
(1)Adjusted (loss) income from operations includes foreign currency (loss) gain in order to align adjusted (loss) income from operations with Adjusted EBITDA, with the exception of depreciation and amortization and gain from investments in unconsolidated affiliates.
(2)“Restructuring costs” are costs associated with the Company's restructuring plan that was implemented in the fourth quarter of fiscal year 2022, which included the termination of certain senior executives, a workforce reduction of non-manufacturing and distribution headcount, the termination of certain contracts and the disposal of certain other assets.
(3)“Business transformation costs” are costs for business transformation initiatives, including consulting costs and personnel-related costs, to address public company requirements and the changing business environment.
(4)“Operational transformation costs” are defined as transformation initiatives related to supply chain, operational moves and startups that are designed to support future production and drive future operating efficiencies. These costs also include significant non-capitalizable systems integration costs, primarily related to the Company’s implementation of a global SAP/S4 HANA ERP platform, as well as certain plant shutdown and closure costs.
(5)“Financing and IPO costs” include non-capitalizable costs relating to the Company’s Secured Credit Facility, the Company's IPO and other financing costs.
(6)During fiscal year 2021, the Company incurred costs related to COVID-19 for enhanced employee safety and social distancing protocols.
(7)“Tax impact of adjusting items” represents the Company's effective tax rate for the periods presented applied to the adjusting items.